UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)      On June 24, 2010, the Board of Directors (the “Board”) of IDT Corporation (the “Registrant”), with the approval of its independent Corporate Governance Committee, appointed Samuel (Shmuel) Jonas as the Registrant’s Chief Operating Officer (the “Appointment”) effective June 24, 2010. Prior to the Appointment, Mr. Jonas had served as the Registrant’s Vice President of Operations since June 2009 and previously as Vice President since June 2008.

Prior to joining the Registrant, Shmuel Jonas owned and operated various businesses in the food industry, including BID Distribution, a distributor and marketer of frozen desserts to grocery stores and food service operations, as well as a foodservice and off premises catering company. During the same time period, he was also the seasonal operator of a 60-room inn near The Hunter Mountain Ski Resort in upstate New York. In 2005, Shmuel Jonas sold the majority of his food business and entered the real estate business. In that capacity he was the managing member of a thirty million dollar mixed-use ground up development project in the Bronx, New York, whose apartments achieved the highest selling price of any apartments in the Bronx in 2008 and 2009.  During that period, Shmuel Jonas was also a partner in a 160-unit garden apartment complex in Memphis, Tennessee.

In connection with the Appointment, Mr. Jonas’ annual salary was increased from $310,000 to $355,000 per year.

There is a son/father relationship between Shmuel Jonas and Howard S. Jonas, the Chairman of the Board and Chief Executive Officer of the Registrant.

In 2006, the Registrant, as managing member of 494 Broad, LLC, engaged Atlantic C&P, Inc., a company owned by Shmuel Jonas to build out and run a cafeteria on the property located at 494 Broad Street in Newark, New Jersey.  Shmuel Jonas paid $170,000 to build out the space, including the cost of equipment.  On March 8, 2007, a Purchase and Sale Agreement was signed for the property, pursuant to which the buyer required the removal of all of the improvements.  Atlantic C&P, after removing the improvements, netted $20,000.  In August 2009, after Atlantic C&P first informed the Registrant that the reimbursement for the $150,000 loss for the build out had mistakenly never been paid, the Registrant, upon the approval of its independent Corporate Governance Committee, reimbursed Atlantic C&P for such loss.

Shmuel Jonas has certain other relationships and is affiliated with parties to certain transactions between the Registrant and/or its subsidiaries, on the one hand, and entities affiliated with Shmuel Jonas or Howard Jonas, on the other hand, which are described in the Registrant's proxy statement relating to the Registrant's 2009 annual meeting of stockholders filed with the United States Securities and Exchange Commission on November 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chief Executive Officer

Dated: June 30, 2010